Confidential treatment has been requested for portions of this document. Brackets indicate portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of the Company's application for confidential treatment.


                                                               Execution Copy

                                   LOAN AGREEMENT

    This Agreement is made and entered into this 7th day of March, 1997 by and between BIOTECH MANUFACTURING LTD. (hereinafter referred to as "BML"), a wholly-owned subsidiary of Biogen, Inc. ("BIOGEN"), located at St. Paul's Gate, New Street, St. Helier, Jersey JE48Z, Channel Islands, and CV THERAPEUTICS, INC., a Delaware corporation, located at 3172 Porter Drive, Palo Alto, CA 94304 (hereinafter referred to as "CVT").

    WHEREAS, BML is a biopharmaceutical company which develops, manufactures, markets and sells pharmaceutical products for human healthcare; and

    WHEREAS, CVT is the owner and/or exclusive licensee of certain technology, patent rights and other proprietary know-how related to CVT-124 and related molecules as hereinafter defined; and

         WHEREAS, CVT is granting an exclusive right and license in and to such technology, patent rights and proprietary know-how in the TERRITORY pursuant to a Research Collaboration and License Agreement of even date herewith between CVT and BML (the "BML AGREEMENT"); and

         WHEREAS, CVT is granting an exclusive right and license in and to such technology, patent rights and proprietary know-how outside the TERRITORY pursuant to a Research Collaboration and License Agreement of even date herewith between CVT and BIOGEN (the "BIOGEN AGREEMENT").

    NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

    SECTION 1 - DEFINITIONS.

    The terms used in this Agreement have the following meaning:

    1.1 The term "AFFILIATE" as applied to either party shall mean any company or other

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                                                               Execution Copy

legal entity other than the party in question, in whatever country organized, controlling, controlled by or under common control with that party. The term "control" means ownership or control, directly or indirectly, of at least fifty percent (50%) of the outstanding stock or voting rights or the right to elect or appoint a majority of the directors.

    1.2 The term "first AGREEMENT YEAR" shall mean the twelve month period commencing on the EFFECTIVE DATE. With respect to any year after the first AGREEMENT YEAR, the term "AGREEMENT YEAR" shall mean the twelve month period commencing upon an anniversary of the Effective Date.

    1.3 The term "CVT-124" shall mean the [ * ] of epoxy norbornyl xanthine, as defined as CVT-124 in the IND filed on September 20, 1995 and as further described in U.S. Patent Application Serial No. [ * ].

    1.4  The term "EFFECTIVE DATE" shall mean March 10, 1997.

    1.5 The term "FIRST COMMERCIAL SALE" shall mean the initial transfer by BML or any of its AFFILIATES or SUBLICENSEES of a PRODUCT to a THIRD PARTY in exchange for consideration, following marketing approval by the appropriate governmental agency for the country in which the transfer is made.

    1.6 The term "TERRITORY" shall mean all countries and territories of the world except: the United States and all other countries and territories in North America and South America.

    1.7 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

SECTION 2 - LOAN COMMITMENT.

    BML hereby commits to the following:

    2.1 (a) BML shall, subject to the terms set forth below, make funds available to

--------------------------
 * Confidential treatment requested.

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                                                               Execution Copy

CVT for general corporate purposes in the form of a loan or loans to CVT in an amount not to exceed TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) (the "Loan"). Immediately upon the EFFECTIVE DATE, CVT may draw down on the Loan an amount not to exceed THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) (the "Initial Installment"). Unless the BML AGREEMENT has been terminated for any reason, CVT may, in such amounts and at such times as CVT, in it sole discretion, may determine, draw down the remaining balance of the Loan (the "Loan Remainder") over a period of two (2) Calendar Years (as defined below) following the receipt of the Phase II Performance Assessment Study milestone payment (the "Milestone Payment") pursuant to the BIOGEN AGREEMENT, PROVIDED HOWEVER, that the total draw down amount shall not exceed FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00) in any Calendar Year. For the purposes of this section, a "Calendar Year" commences on the date of the Milestone Payment or an anniversary thereof and terminates twelve months later. BML shall not be obligated to advance any funds under the Loan Remainder at any time during which (i) an Event of Default has occurred and is continuing under the Note (defined below); (ii) the total cash reserves of CVT, as shown on its most recent balance sheet before the particular draw, are less than $5 million during the first AGREEMENT YEAR, $7.5 million during the second AGREEMENT YEAR, or $10 million thereafter; or (iii) any proceeding, voluntary or involuntary, in bankruptcy or insolvency, is pending against CVT, or a receiver is operating CVT with or without the consent of CVT. BML's obligation to advance any funds under the Loan Remainder shall terminate upon the earlier to occur of (i) the last day of the second Calendar Year or (ii) termination or expiration of this Agreement.

         (b) On the EFFECTIVE DATE CVT shall execute and deliver to BML an unsecured note, substantially in the form set forth in APPENDIX A attached hereto and made a part hereof (the "Note"), evidencing the Loan. CVT hereby covenants not to incur or maintain any additional PARI PASSU or senior indebtedness of any kind, other than leasehold improvements or

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                                                               Execution Copy

equipment lease financing in an aggregate amount not exceeding $10 million (including any such debt outstanding as of the Effective Date), while any amount due under the Note remains unpaid. Any junior indebtedness permitted to be incurred pursuant to the previous sentence shall be subordinated to the Note pursuant to a subordination agreement in form and substance reasonably satisfactory to BML. The Note shall be subordinated to all debt of CVT existing as of the date hereof and may be prepaid by CVT at any time without penalty, in cash or, in the case of the Loan Remainder, in CVT Common Stock, registered for resale, priced at its then Fair Market Value (as defined in Section 2.1(i) below), subject to the provisions of subsections (g) and (i) of this Section 2.1.

         (c) The Note shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Prime (defined below) plus one (1%) percent. Such interest shall be payable in cash annually commencing on the one year anniversary of the date of execution of the Note and continuing on each anniversary date until the Note is paid in full, regardless of the repayment terms applicable to the principal amount of the Note as specified in this Section 2.1. The applicable rate of interest for the Note shall be adjusted semi-annually according to the Prime rate as announced on each six-month anniversary date of the execution of the Note.

         (d) Except as otherwise provided in subsection (f) hereof, CVT shall repay the principal amount owed under the Initial Installment in cash in sixty (60) equal monthly installments on the first day of each month commencing on the third anniversary of the Effective Date and continuing on the same day of each succeeding month such that the entire principal amount due under the Initial Installment shall be paid in full by the eighth anniversary of the Effective Date.

         (e) Except as otherwise provided in this subsection (e) or in subsection (f) hereof, CVT shall repay the principal amount owed under the Loan Remainder solely out of royalties owed from BIOGEN and BML to CVT according to the following schedule:

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                                                               Execution Copy

         Beginning with the date that is eighteen (18) months after the FIRST COMMERCIAL SALE of PRODUCT, BML's and BIOGEN's royalty payments to CVT (as provided in Section 10.2(a) of the BML AGREEMENT and Section 10.2(a) of the BIOGEN AGREEMENT, respectively) shall be reduced by thirty-three and one-third (33.3%) percent until the principal balance of the Loan Remainder is paid in full.

In the alternative, CVT may, at its option, elect to repay the principal amount owed under the Loan Remainder in CVT Common Stock, registered for resale, priced at its then Fair Market Value, subject to the provisions of subsections (g) and (i) of this Section 2.1.

         (f) Notwithstanding the provisions of subsections (d) and (e) hereof, if this Agreement is terminated for any reason, CVT shall repay the principal and interest owed under the Initial Installment and the Loan Remainder in 36 monthly installments commencing on the fifth (5th) business day following the date the Agreement is terminated and continuing on the same day of each succeeding month. Repayment of the Initial Installment shall be made in cash; repayment of the Loan Remainder shall be made in cash or, at CVT's option, in CVT Common Stock, registered for re-sale, priced at its then Fair Market Value, subject to the provisions of subparagraphs (g) and (i) of this Section 2.1.

         (g) In the event CVT elects pursuant to subsection (b), (e) or (f) hereof to repay all or a portion of the Loan Remainder in CVT Common Stock, CVT shall give BML at least thirty (30) days advance written notice of the date and amount of any repayment to be made in CVT Common Stock, and include in such notice a calculation of the percentage of CVT's total shares of Common Stock outstanding that would be held by BML and its AFFILIATES after the issuance of such shares (assuming an issue price equal to the closing price of CVT Common Stock on the day prior to such notice). Such notice shall irrevocably bind CVT to make such payment

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                                                               Execution Copy

in the amount and on the date indicated, subject only to the following provisos: (i) CVT shall have the right to extend the closing date by up to an additional thirty (30) days in order to complete registration of the shares, and (ii) if receipt of such Common Stock would cause BML's and its AFFILIATES' holdings in CVT to exceed 19.9% of CVT's total shares of Common Stock outstanding after the issuance of such shares to BML, BML may notify CVT that it will not accept repayment in CVT Common Stock to the extent of such excess. Within ten (10) days of receipt of such notification, CVT and BML shall meet to negotiate in good faith to arrive at a mutually acceptable alternative payment arrangement. If the parties are unable to agree on such an alternative payment arrangement within thirty (30) days of CVT's receipt of BML's notification, then the excess of the Loan Remainder shall be repayable in sixty (60) equal monthly installments, commencing on the expiration of such thirty (30) day negotiation period and continuing on the same day of each succeeding month. Notwithstanding the foregoing, in order to insure for CVT the benefits of the transactions contemplated in this Agreement and the Common Stock Purchase Agreement between the parties of even date herewith (the "Stock Purchase Agreement"), to the extent that BML has acquired Voting Securities (as defined in the Stock Purchase Agreement) in transactions other than those described in Article III of the Stock Purchase Agreement and in this Agreement ("Other Voting Securities") BML will sell such Other Voting Securities in order to permit the repayment of the Loan Remainder in CVT Common Stock as contemplated herein without violation of the 19.9% limit on BML's and its AFFILIATES' ownership in CVT as set forth above.

              (h) For purposes of subsection (c) of this Section 2.1, "Prime" shall mean the floating rate of interest reported by the WALL STREET JOURNAL as the prevailing base rate on corporate loans posted by at least 75% of the 30 largest banks in the United States. In the event that the WALL STREET JOURNAL ceases to publish such a rate, or modifies its criteria for such rate, the term "Prime" shall mean the generally prevailing base corporate lending rate of large United States

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                                                               Execution Copy

banks as determined in good faith by BML.

         (i) For purposes of subsection (b), (e) and (f) of this Section 2.1, "Fair Market Value" of CVT Common Stock shall mean: the average of the closing prices as reported by NASDAQ or, if not traded on NASDAQ, by such other principal securities exchange on which the shares are traded, as applicable, over the twenty (20) trading days preceding the date on which payment is due (or in the case of an extension pursuant to subsection (g)(i),
the date on which the payment is made).   BML and CVT shall execute and
deliver at the time of issuance of any shares in repayment of the Loan Remainder a stock purchase agreement containing customary representations and warranties and indemnities in form and substance similar to those set forth in the Stock Purchase Agreement and the related Amended and Restated Investor Rights Agreement, as amended, and customary provisions regarding registration of the shares. Delivery of any shares of Common Stock shall take place no later than five (5) days after the repayment date.

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                                                               Execution Copy

         (j) BML will not, nor will it permit any of its Affiliates (as such term is used in Rule 12b-2 of the Securities Exchange Act of 1934 (the "Exchange Act"), such term to have such definition as used throughout this Agreement) to, from the date CVT gives BML notice of its election under subsection (e) above to repay the principal amount of the Loan Remainder in CVT Common Stock until the applicable determination of "Fair Market Value" of CVT Common Stock hereunder, (a) acquire any Voting Securities (as defined in
Section 7.01 of the Stock Purchase Agreement), (b) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Voting Securities or (c) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of Voting Securities, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of Voting Securities or such other securities, in cash or otherwise.

         (k) COMPLIANCE WITH NASDAQ STOCK MARKET RULE 4460(i)(1)(D). Notwithstanding any provision of this Agreement to the contrary, except as otherwise permitted by the rules of the NASDAQ Stock Market, CVT shall in no event be obligated to issue, and BML shall in no event be obligated to accept, in repayment of the Loan Remainder, shares of CVT Common Stock to the extent that such issuance would result in the number of shares of Common Stock tendered hereunder and purchased pursuant to the Stock Purchase Agreement constituting (i) the sale or issuance of 20% or more of the Common Stock or (ii) the sale or issuance of securities constituting 20% or more of voting power for less than the greater of book or market value.

    SECTION 3 - REPRESENTATIONS AND WARRANTIES.

    3.1 Each party represents and warrants to the other party that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this

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                                                               Execution Copy

Agreement and the performance of its obligations under this Agreement.

    3.2 Each party represents that it is not aware of any action, suit, inquiry or investigation or any claim, demand or notice of default which if adversely determined would affect the rights granted under this Agreement.

    SECTION 4 -  ASSIGNMENT; SUCCESSORS.

    4.1 This Agreement shall not be assignable by BML without the prior written consent of CVT (which consent shall not be unreasonably withheld), except that BML without the consent of CVT may assign this Agreement or any of its rights and obligations hereunder to an AFFILIATE or to an entity with which BML shall merge or consolidate or to which BML shall sell or assign all or substantially all of its assets. CVT may not assign this Agreement or any rights hereunder without the express written consent of BML. In the event CVT merges or consolidates with, or sells or assigns all or substantially all of its assets to, an entity, then, notwithstanding any contrary provision hereof, (a) BML shall not be obligated to advance any further sums pursuant hereto, and (b) all sums then outstanding under the Note shall be repayable in cash in 36-monthly equal installments commencing on the date of such event and continuing on the same day of each succeeding month.

    4.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of CVT and BML.

    SECTION 5 - TERMINATION.

    5.1 Except as otherwise provided herein, this Agreement shall terminate on the earlier to occur of (i) the termination of the BML AGREEMENT, or (ii) the last day of the second Calendar Year.

    5.2 Either party to this Agreement may, upon giving notice of termination, immediately

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                                                               Execution Copy

terminate this Agreement upon receipt of notice that the other party has become insolvent or has suspended business in all material respects hereof, or has consented to an involuntary petition purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or has made an assignment for the benefit of creditors or has applied for or consented to the appointment of a receiver or trustee for a substantial part of its property.

    5.3 CVT's repayment obligation under the Note shall survive any termination of this Agreement.

    SECTION 6 - GENERAL PROVISIONS.

    6.1 This Agreement, the BML AGREEMENT, the BIOGEN AGREEMENT, and the Stock Purchase Agreement between the parties of even date herewith set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements in this respect. There shall be no amendments or modifications to these Agreements, except by a written document which is signed by both parties.

    6.2 This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, U.S.A. without reference to its choice-of-law principles.

    6.3 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular or section or paragraph.

    6.4 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

    6.5 NOTICES. Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of (i) when received at the address set forth below, or (ii)

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                                                               Execution Copy

three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) when sent, if sent, by facsimile, as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated:

    If to CVT:     CV Therapeutics, Inc.
                   3172 Porter Drive
                   Palo Alto, CA 94304
                   Attn: CEO

                   with a copy to:     Cooley Godward LLP
                                       3000 El Camino Real
                                       Palo Alto, CA 94306
                                       Attn:  Robert L. Jones, Esq.
                                              Deborah A. Marshall, Esq.

    If to BML:     Biotech Manufacturing Ltd.
                   St. Paul's Gate
                   New Street
                   St. Helier, Jersey JE48Z
                   Channel Islands

                   with a copy to:     Biogen, Inc.
                                       14 Cambridge Center
                                       Cambridge, MA 02142
                                       Attn: Vice President - General Counsel

    6.6 This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

                                                               Execution Copy

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

CV THERAPEUTICS, INC.                    BIOTECH MANUFACTURING LTD.

By: /s/ Louis Lange                      By: /s/ James H.M. Kirkness
   -----------------------------            ------------------------------

Name:  Louis Lange                       Name:  James H.M. Kirkness
     ---------------------------              ----------------------------

Title:   CEO                             Title:  Director
      --------------------------               ---------------------------

                                      APPENDIX A


                                     FORM OF NOTE

                             PROMISSORY NOTE

$12,000,000.00                                                   MARCH 10, 1997

    FOR VALUE RECEIVED, the undersigned, CV THERAPEUTICS, INC. (the "Borrower"), having an address at 3172 Porter Drive, Palo Alto, California 94304, hereby promises to pay to the order of BIOTECH MANUFACTURING LIMITED, having an address at St. Paul's Gate, New Street, St. Heller, Jersey JE48Z, Channel Islands (the "Lender"), the principal sum of

                   TWELVE MILLION DOLLARS ($12,000,000)

or such lesser sum which may from time to time be advanced pursuant to the terms of the Loan Agreement dated March 7, 1997 between the Borrower and the Lender (the "Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Agreement.

    PRINCIPAL

    (a) The Borrower shall pay the principal balance of this note which represents the Initial Installment in sixty (60) equal consecutive monthly payments commencing on March 10, 2000 and continuing on the like day of each subsequent month until February 10, 2005. The last principal payment shall include all other amounts due hereunder (including, without limitation, all accrued interest plus costs of collection); except any amounts of principal that are not yet due on account of the Loan Remainder. All payments pursuant to paragraph (a) hereunder shall be in cash.

    (b) Except as otherwise provided in paragraph (c) hereof, the Borrower shall pay the principal balance of this note which represents the Loan Remainder out of royalties owed from Lender and BIOGEN to Borrower according to the following schedule:

         (i) Beginning on the date that is eighteen (18) months after the FIRST COMMERCIAL SALE of PRODUCT, Lender's and BIOGEN's royalty payments to Borrower (as provided in Section 10.2(a) of the BML AGREEMENT and Section 10.2(a) of the BIOGEN AGREEMENT, respectively) shall be reduced by thirty-three and one-third (33.3%) percent and the amount of reduction shall be deducted from the principal balance of the Loan Remainder until the Loan Remainder is reduced to zero (0), at which time the principal balance of the Loan Remainder shall be deemed to have been paid in full.

    In the alternative, if no Event of Default has occurred and is continuing under the Note, the Borrower may, at its option, elect to repay the principal amount owed under the

Loan Remainder in CVT Common Stock, registered for resale, priced at its then Fair Market Value, subject to the provisions of Sections 2.1(g) and 2.1(i) of the Agreement.

    (c) Notwithstanding paragraphs (a) and (b), if the Agreement is terminated for any reason, Borrower shall repay the principal owed under the Initial Installment and the Loan Remainder in 36-monthly equal installments commencing on the date the Agreement is terminated and continuing on the same day of each succeeding month, with the final payment to be accompanied by a payment of all other amounts due hereunder. Repayment of the Initial Installment shall be made in cash; repayment of the Loan Remainder shall be made in cash or, in the absence of a default, at the option of Borrower, in CVT Common Stock, registered for resale, priced at its then Fair Market Value, subject to the provisions of Sections 2.1(g) and 2.1(i) of the Agreement.

    (d) Notwithstanding anything contained in paragraph (b) and (c) above, Lender may require that Borrower repay amounts borrowed in cash rather than CVT Common Stock to the extent necessary to ensure that the repayment of Common Stock will not cause Lender's and its AFFILIATES' holdings in Borrower to exceed nineteen and nine-tenths (19.9%) percent of CVT's total shares of Common Stock outstanding after the completion of such sales to Lender, as set forth in Section 2.1(g) of the Agreement.

    INTEREST

    Interest shall accrue on the outstanding principal balance hereunder at a rate per annum equal to Prime plus 1%. Prime shall be determined and adjusted in accordance with Section 2.1(h) of the Agreement. Payments of interest shall be made annually commencing on the one year anniversary date of the execution of the Note and continuing on each anniversary date until all amounts due hereunder have been paid in full. The applicable rate of interest shall be adjusted semi-annually according to the Prime Rate as announced on each six month anniversary date. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

    The advances described in the Agreement and made by the Lender to the Borrower, and all repayments made on the account of principal thereof, shall be recorded by the Lender, on the Schedule attached hereto which is a part of this Note; provided, however, that the failure of the Lender so to record on this Note (or any error in recording on this Note) shall not affect the Borrower's obligations hereunder.

    Payments hereon are to be made in lawful money of the United States of America or in any other permitted manner set forth in the Agreement at the Lender's address set forth above or such other address as the Lender shall designate in writing to the Borrower.

    If any amount due under this Note is not paid in full within 10 days of the due date, whether as stated or by acceleration, interest on the unpaid principal balance shall continue to accrue and shall thereafter be increased effective as of such due date to a rate per annum equal to three (3%) percent above the Prime Rate.

    It is the intent of the Lender and of the Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Lender, shall be applied to the principal balance of this Note or, if no principal balance remains outstanding, then such amount shall be refunded to the Borrower.

    The Borrower may voluntarily prepay this Note in whole or in part at any time and from time to time without penalty, together with interest accrued on the amount prepaid through the date of prepayment. Prepayments of principal which represents the Initial Installment shall be made in cash; prepayments of principal which represents the Loan Remainder shall be made in cash or, in the absence of a default, at the option of the Borrower, in CVT Common Stock, registered for resale, priced at its then Fair Market Value, subject to the provisions of Sections 2.1(g) and 2.1(i) of the Agreement.

    Upon the occurrence of any one or more of the following events (each, an "Event of Default") subject to expiration of any applicable grace or cure periods, the Lender at its option may declare all amounts due hereunder, including, without limitation, the entire unpaid principal balance of this Note and any accrued, unpaid interest thereon, to be immediately due and payable in cash without notice or protest (both of which are hereby waived):

         (a) The failure to make any payment of principal or interest due pursuant to the terms of this Note within ten (10) days after the due date;

         (b) The failure to promptly, punctually, and faithfully perform or discharge any material liability or obligation of the Borrower to the Lender;

         (c) The material breach by Borrower of any material covenant set forth in the Agreement;

         (d) The determination by the Lender that any material representation or warranty now or hereafter made by the Borrower to the Lender in any document, instrument, agreement, or paper was not true or accurate when given;

         (e) The commencement by the Borrower of a voluntary case under 11 U.S.C. '101 ET. SEQ. (the "Bankruptcy Code") or any foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the consent by the Borrower to the entry of an order for relief in an involuntary bankruptcy or similar case, or to the conversion of an involuntary case to a voluntary case, under any such law, or (iii) the consent by the Borrower to the appointment of, or the taking of possession by, a receiver, trustee or other custodian for all or a substantial part of its properties, or (iv) the making by the Borrower of any assignment for the benefit of creditors, or (v) the admission by the Borrower in writing of its inability to pay its debts as such debts become due, or (vi) the death, discontinuance of business, dissolution, winding up, liquidation or cessation of existence by the Borrower;

         (f) The entry by a court of a decree or order for relief with respect to the Borrower in an involuntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or dismissed within 60 days of the entry thereof, or (ii) the entry by a court of a decree or order for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other person having similar powers over the Borrower or over all or a substantial part of its properties;

         (g) A judgment, decree, writ, warrant of attachment or similar process in an amount equal to or exceeding ten percent (10%) of Borrower's "Free Cash" ["Free Cash" = unrestricted cash less debt owed to third parties other than Lender] is entered against the Borrower or any of its assets, if such judgment, decree, writ, warrant of attachment or similar process is not adequately covered by insurance or has not been vacated, discharged, appealed from (with execution or similar process continuously stayed) within fifteen (15) days of such judgment's entry;

         (h) The service of any process upon the Lender seeking to attach by mesne or trustee process, or otherwise, any funds of the Borrower on deposit with the Lender or owed by the Lender to the Borrower;

         (i) The occurrence of any event such that any indebtedness of the Borrower, in an amount equal to or exceeding ten percent (10%) of Borrower's Free Cash, which is owed to a person or entity other than the Lender could be accelerated, notwithstanding that such acceleration has not taken place; and

         (j) The beneficial ownership at any time of forty percent (40%) or more of the issued and outstanding capital stock of the Borrower having voting rights becomes owned by persons or entities who were not such owners on the date of execution of this Note.

    Upon the occurrence and continuance of any Event of Default hereunder,
(i) the Lender may declare the principal balance of this Note to be immediately due and payable in cash, PROVIDED, HOWEVER, in the case of an Event of Default described in paragraphs (e) or (f) above, all amounts payable by the Borrower hereunder, including, without limitation, the principal balance and all accrued interest on this Note, shall automatically become immediately due and payable in cash, without notice, action or election by the Lender, and (iii) the Lender may enforce any other rights granted pursuant to this Note, any other document, or by applicable law. All of the rights of the Lender hereunder shall be cumulative and not exclusive, and each of which may be exercised singly, repetitively, in any combination, and in any order. The Lender's rights and remedies hereunder, subject to the limitation expressed in Section 2.1(b) of the Agreement, may be exercised without resort or regard to any other source of satisfaction of any liabilities owing by the Borrower to the Lender. No inconsistency between the default provisions of this Note and any other agreement shall be deemed to create any additional notice, cure or grace period or derogate from the express terms of such provisions.

    The Borrower agrees to pay on demand all costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel) incurred by the Lender in connection with enforcing or exercising any rights or remedies under this Note, whether or not legal action is instituted. Any fees, expenses or other charges which the Lender is entitled to receive from the Borrower hereunder shall constitute an obligation of the Borrower pursuant to this Note, and shall bear interest until paid at a rate per annum equal to the maximum rate in effect and permitted hereunder.

    Any deposits or other sums at any time credited by or due from the Lender to the Borrower, and any securities or other property of the Borrower which, at any time, shall be in the possession of the Lender, may be held and treated as collateral for the payment of this Note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, due or to become due, now existing or hereafter arising) of the Borrower to the Lender. Upon the occurrence of an Event of Default, subject to the expiration of any applicable grace or cure periods, and to the limitation expressed in Section 2.1(b) of the Agreement, and regardless of the adequacy of collateral, the Lender may apply or set off such deposits or other property against such liabilities.

    The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure on the part of the Lender in exercising any right or remedy hereunder, and no single, partial or delayed exercise by the Lender of any right or remedy shall preclude the full and timely exercise by the Lender at any time of any right or remedy of the Lender hereunder without notice. No course of dealing or other conduct, no oral agreement or representation made by the Lender or usage of trade shall operate as a waiver of any right or remedy of the Lender. This Note contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement or representation previously made by the Lender. In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

    None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of both the Borrower and the Lender expressly referring hereto and setting forth the provision so excluded, modified or amended. No waiver or forbearance of any of the rights and remedies of the Lender hereunder shall be effective unless made specifically in a writing signed by the Lender, and any such waiver or forbearance shall be effective only in the specific instance and for the specific purpose for which given.

    This Note is the "Note" referred to in the Agreement and is entitled to all of the rights and benefits referred to therein.

    This Note shall be binding upon the Borrower and shall be enforceable against the Borrower and its heirs, successors and representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns. The Borrower may not assign this Note or any rights hereunder without the express written consent of the Lender.

    In the event CVT merges or consolidates with, or sells or assigns all or substantially all of its assets to, an entity, then, notwithstanding any contrary provision hereof or of the Agreement, (a) Lender shall not be obligated to advance any further sums pursuant to the Agreement, and (b) all sums then outstanding hereunder shall be repayable in cash in 36-monthly equal installments commencing on the date of such event and continuing on the same day of each succeeding month.

    If more than one Borrower signs this Note, the term "Borrower" shall include each such signatory, individually and collectively, and each such signatory, together with any endorser' or guarantor of this Note, shall be jointly and severally liable hereunder. No person obligated on account of this Note may seek contribution from any other person also obligated hereon unless and until all liabilities to the Lender of the person from whom contribution is sought have been satisfied in full.

    THIS NOTE IS DELIVERED TO THE LENDER AT ITS PRINCIPAL OFFICE IN

ST. HELIER, JERSEY, CHANNEL ISLANDS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT.

    THE BORROWER HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO THIS NOTE, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY DEFENSE, AFFIRMATIVE DEFENSE, COUNTERCLAIM OR THE LIKE ASSERTED AGAINST THE LENDER.

    IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as an instrument under seal by its duly authorized officer as of the date first above written.

witness:                                  CV THERAPEUTICS, INC.


-------------------------------           -----------------------------
                                          (Signature)

                                          By:
                                             --------------------------
                                               (Print or type name)

                                          Its:
                                              -------------------------
                                               (Title or Capacity)